As filed with the Securities and Exchange Commission on April 25, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                               SIMPLAYER.COM LTD.

             (Exact name of Registrant as specified in its charter)

             ISRAEL                                         NONE
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                               2 MOHALIVER STREET
                              YEHOOD, ISRAEL 56207
                                 972-6-693-8880
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   YOEL GIVOL
                               91 MONTVALE AVENUE
                               STONEHAM, MA 02180
                                 (781) 481-9120

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ------------
                                   Copies to:
                            HOWARD S. ROSENBLUM, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000
                               FAX: (617) 248-7100
                                  -------------

        Approximate date of commencement of proposed sale to the public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  -------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================== ======================= ==================== ==================== ====================
                                                             PROPOSED             PROPOSED
                                        AMOUNT                MAXIMUM              MAXIMUM
                                        TO BE             OFFERING PRICE          AGGREGATE            AMOUNT OF
    TITLE TO EACH CLASS OF            REGISTERED           PER SHARE (1)       OFFERING PRICE      REGISTRATION FEE
 SECURITIES TO BE REGISTERED
------------------------------- ----------------------- -------------------- -------------------- --------------------
Ordinary Shares, NIS .01 par
value  per share...........        4,665,419 Shares          $  3.75             $17,495,321           $  4,619
=============================== ======================= ==================== ==================== ====================

 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of the registrant's Ordinary Shares on The Nasdaq SmallCap Market on April 17, 2000.

                      -------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JUUISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION. DATED APRIL 25, 2000.


                            4,665,419 ORDINARY SHARES


                               SIMPLAYER.COM LTD.

     All of these Ordinary Shares are being offered for sale by the selling securityholders listed on page 10.

     The Ordinary Shares registered here include Ordinary Shares issued by SimPlayer in a private placement financing which closed in February 2000, Ordinary Shares purchased by EVisionLLC.com from certain of the early investors in the Company, and Ordinary Shares purchased by Givol & Associates L.P. pursuant to the exercise of employee stock options. On April 18, 2000, the Company received confirmation from EVisionLLC.com and from Givol & Associates that as of that date, neither entity had any current plans to sell Ordinary Shares being registered here.

     SimPlayer.com Ltd. will not receive any of the proceeds from the sale of these Ordinary Shares by any of the selling securityholders, although we may receive $6.00, $8.00 or $10.00 per share upon exercise of warrants issued in February 2000 for the purchase of up to 55,000, 35,000 and 30,000 Ordinary Shares, respectively. Assuming an offering price of $3.75, the selling securityholders will receive net proceeds of $17,495,321.

     SimPlayer's Ordinary Shares are traded on the Nasdaq SmallCap Market under the symbol "SMPL". The last reported sale price of the Ordinary Shares on April 20, 2000 was $5.75.


     The corporate headquarters of SimPlayer is 2 Mohaliver Street, Yehood, Israel 56207 and the principal office in the United States is 91 Montvale Avenue, Stoneham, Massachusetts 02180.



     SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING.



                                 --------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------



                  THE DATE OF THIS PROSPECTUS IS APRIL __, 2000

                               SIMPLAYER.COM LTD.

         SimPlayer, formerly known as LOGAL Educational Software & Systems Ltd., is an early-stage business based on proprietary technology that transforms raw data into visual, dynamic and interactive, "sticky" web applications.

         SimPlayer is pioneering a new way for Internet users to seek and receive electronic information. We have developed a proprietary web-based technology, SimPlayer, that allows its users to request, visualize and interact with this information. The technology can be used for simulation, statistical analysis, real-time entertainment, and commerce. We intend to use this technology to develop immersive, interactive applications for the sports market.

         We plan to use the SimPlayer technology first to develop a series of baseball applications, and we may then create applications for other sports such as football, basketball, hockey and golf. The baseball applications may include animated versions of actual baseball games; tools to analyze statistics, compare players and manage fantasy leagues; and multi-player, statistically driven virtual baseball games.

         We believe that the sports applications we are creating with SimPlayer are "sticky" applications - applications that draw users to a site, keep them there, and give them a reason to return. We anticipate that users of the baseball applications will spend time following animations of real games, comparing players, analyzing their fantasy leagues and playing virtual games. These users are also likely to be avid baseball fans that we believe will constitute an audience that is attractive to advertisers and sponsors.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW TOGETHER WITH THE OTHER INFORMATION ABOUT SIMPLAYER IN THIS PROSPECTUS AND IN THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR ORDINARY SHARES. IF ONE OR MORE OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR ORDINARY SHARES COULD DECLINE, AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

                           RISKS RELATED TO SIMPLAYER

WE HAVE ALMOST NO OPERATING HISTORY WITH OUR SIMPLAYER BUSINESS AND WILL ENCOUNTER THE DIFFICULTIES OF AN EARLY STAGE VENTURE

         We have been engaged in the SimPlayer business only since mid 1999, and committed to it exclusively only following the sale of our education related business in July 1999. The SimPlayer business is new and untested. As of April 10, 2000 we have not entered any revenue generating agreements. We will encounter risks and difficulties typical of early-stage ventures in new and rapidly evolving markets. These risks include, among others, that:


o we may be unable to develop or implement an appropriate and sustainable revenue model;
o   we may be unable to recruit and retain needed management and key personnel;
o we may be unable to establish necessary strategic partnerships and relationships;
o companies significantly larger and better financed than us may present insurmountable competition and market dominance;

o the market for our applications is new and rapidly changing and we may be unable to anticipate or keep up in it;
o   our SimPlayer technology is new and unproven;
o we may face technological obstacles or delays in implementing the SimPlayer technology or its applications in the constantly changing Internet environment;
o we may be unable to find additional capital to finance further development and operations before the SimPlayer business generates cash, if ever; and
o   we may be unable to otherwise manage our rapidly expanding operations.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES

         Since incorporation in 1991 we have experienced limited revenues and incurred significant operating losses. As of December 31, 1999, we had accumulated losses from continuing operations during the development stage of our SimPlayer business of $1.33 million. We expect losses and negative cash flow from operations to continue for the foreseeable future as we continue to incur significant operating expenses and make investments to enhance our products and services. We anticipate that our operating expenses will increase significantly to:

o   develop and enhance our technology;
o increase business development, product development, sales and marketing and operations staff expenses;
o   create and introduce our product offerings;
o   improve and expand our facilities; and
o   pursue strategic relationships.

We may never generate sufficient revenues to achieve profitability. Even if we do achieve profitability, we might not sustain or increase profitability on a quarterly or annual basis in the future.

WE WILL NEED TO ACQUIRE LICENSES FROM MAJOR SPORTS ORGANIZATIONS AND FOR KEY SPORTING EVENTS, BUT THE COST AND COMPETITION FOR THESE LICENSES COULD PREVENT US FROM DOING SO

         We will need ongoing licenses to the statistics relating to sporting events, and to extensive trademarked and copyrighted items such as team logos and photos of athletes. We might not be successful in acquiring all the licenses we want, particularly exclusive licenses relating to live events, at all or on favorable terms, especially if third parties, such as traditional media companies, which have significantly greater resources, experience and bargaining leverage than we do, compete for those licenses. We may also acquire such licenses through strategic partners who subsequently lose the license. If we are unable to acquire these licenses, or, having acquired these licenses, if we subsequently lose them, our ability to grow our business as currently planned will be limited.

WE WILL BE DEPENDENT ON STRATEGIC PARTNERS

         The SimPlayer business will probably rely on strategic partners to implement SimPlayer applications and to reach Internet users and to provide access to desirable proprietary rights discussed above. Our business, operating results and financial condition could be materially adversely affected if we do not establish strategic relationships on commercially reasonable terms. We may be unable to establish or maintain needed strategic relationships. Failure to establish or maintain needed strategic relationships could impact the promotion and the breadth of our products and services and could affect our ability to acquire additional rights or secure sponsorships. Future contractual arrangements may place restrictions on relationships with other potential strategic partners.

WE MAY BE UNABLE TO IMPLEMENT A SUSTAINABLE REVENUE MODEL

         Our business model is evolving and will continue to evolve as we gain more operating experience and adapt to a changing business environment. We are in the process of identifying revenue opportunities for the SimPlayer business, yet the Internet market is rapidly changing and we may be unable to implement an effective and sustainable revenue model. Accordingly, our business may never be successful, sustain revenue growth or be profitable.

THE SIMPLAYER TECHNOLOGY IS NEW AND UNPROVEN

         As of April 10, 2000, the SimPlayer technology has been implemented only to a limited extent on our Web sites. It may never work as well as we currently anticipate, attract the users that we hope or permit the revenue streams we desire. We intend to spend a significant amount of time and money developing new and enhanced content, products and services. Our development efforts might not keep pace with technological developments, evolving industry standards or competing sports-related content or interactive technologies.

PRODUCTS BASED ON THE SIMPLAYER TECHNOLOGY MAY NOT ACHIEVE MARKET ACCEPTANCE

         The success of our business will depend on sports fans actively using our products. Even if our technology works well, our products and services may not achieve market acceptance by users, partners, sponsors, advertisers and merchants. The market for Web simulations and "sticky" applications has only recently begun to develop, and it is difficult to predict what features will be important and attractive to customers.

COMPETITORS WHO ARE LARGER AND BETTER FINANCED COULD PUT US OUT OF BUSINESS

         We anticipate facing competition from companies offering sports-related content on the Web, as well as from companies offering interactive Internet technologies for dynamic Web visualizations. Competition on both of these fronts is intense. Although we believe that the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that we will be overshadowed by our competitors, many of which have greater experience and resources than we have.

         COMPETITORS OFFERING INTERNET-BASED, SPORTS RELATED CONTENT. We anticipate that we will be competing for users, revenue and the rights to sports-related content with many entities, such as:

o entities that provide access to sports-related content and services, many of which have been established by traditional media companies through Web entities targeted to sports enthusiasts generally, Web search and retrieval services and other high traffic Web entities;
o Web entities targeted to enthusiasts of particular college or professional sports, some of which have the advantage of being the official site for a given league, team, event or institution;
o vendors of sports information, merchandise, products and services distributed through other means, including retail stores, mail, facsimile and private online bulletin board services; and
o television, radio and other established media entities that broadcast sporting events.

We anticipate that, as the Internet and other interactive distribution systems converge with traditional television broadcasting and cable, significant competition for sport-related content on the Internet might also come from the providers of broadband networks, including sports-oriented cable networks. Many of these competitors have significantly longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Competition from these entities could make our entry into this field significantly more difficult and hamper our ability to attract users, market share and/or sponsorship opportunities.

         COMPETITORS OFFERING INTERACTIVE TECHNOLOGY. A number of companies offer interactive technology addressing certain of our target markets. These competitors include companies such as Microsoft, Sun Microsystems and Macromedia, which currently offer products which provide portions of the functionality that SimPlayer is anticipated to offer. These competitors have existing market recognition and significantly greater resources than we do. They may in the future expand their functionality. Even if we can deliver greater functionality, we may be unable to attract market-share. Further, they could use their larger size and market position to win business which would otherwise be ours, and they may already have contractual arrangements or personal relationships which could make it difficult for us to gain market share.

WE WILL NEED TO ATTRACT AND RETAIN KEY MANAGEMENT, BUSINESS DEVELOPMENT AND TECHNICAL PERSONNEL, AND DOING SO MAY BE DIFFICULT ON TERMS ACCEPTABLE TO US, IF AT ALL

         We currently anticipate hiring key management to implement the growth of the SimPlayer business. Management, in turn, will need to hire additional business development and technical personnel. Ours is a very competitive employment market, and we may be unable to attract such personnel on acceptable terms, if at all. Our future success will depend, in substantial part, on the continued service of our senior management, particularly Yoel Givol, our Chief Executive Officer, and Elaine LeBlanc, our Executive Vice President. We do not maintain key man life insurance on any of our senior executives. The loss of any of our key personnel or our failure to attract additional personnel could harm our business.

LAWSUITS CLAIMING THAT WE INFRINGE OTHER PARTIES' INTELLECTUAL PROPERTY COULD BE DEVASTATING

         There can be no assurance that third parties will not claim infringement with respect to our current or future products. We may be subject to legal claims that the use of the statistics on which our products depend, or the use of trademarks or copyrights shown on our Web sites or the Web sites of our customers and partners, is unauthorized and infringes a third party's rights. We also expect that developers of Web-based application software products will increasingly be subject to infringement claims as the number of products and competitors grow and as the functionality of products in different segments of the software industry increasingly overlaps. Any claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, require us to revise all or portions of our Web sites, or require us to enter into royalty or licensing agreements. Revisions to our Web site could be costly and could cause us to lose customers. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.

IF WE LOSE THE COMPETITIVE ADVANTAGE OF OUR INTELLECTUAL PROPERTY, WE COULD BE OVERWHELMED BY COMPETITORS

         We currently rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect proprietary rights. These precautions may be inadequate, and existing or future competitors may independently develop technologies that are substantially equivalent or superior to ours. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary without paying us for it.

WE COULD BE SUBJECT TO LEGAL CLAIMS IN CONNECTION WITH THE TECHNOLOGY WE MAKE AVAILABLE ON THE INTERNET

         Software products as complex as ours may contain undetected errors, or bugs, which result in product failures, or otherwise fail to perform in accordance with customer expectations. Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web technologies and the stress that may be placed on our products by the full deployment of our products over the Web. Product performance problems could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation.

WE CANNOT PREDICT THE SIZE OR VIABILITY OF THE SPORTS NEW MEDIA MARKET

         The market for online sports content is rapidly evolving and is characterized, among other things, by an increasing number of market entrants. Demand and market acceptance for recently introduced services is subject to a high level of uncertainty and risk. Sports fans who are accustomed to passive listening or viewing of sports coverage provided by traditional media might not be interested in the interactive sports entertainment. It is difficult to predict the future growth rate, if any, and size of this market because the market for online sports content is new and evolving. The market for online sports content might not continue to develop. If the use of online sports content does not continue to grow, it will be difficult to attract customers, strategic partners and revenues.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDS NEEDED TO FINANCE THE GROWTH OF THE SIMPLAYER BUSINESS

     We may need to raise additional funds and we cannot be certain that we will be able to do so on favorable terms, if at all. If we issue additional equity securities, stockholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities. If adequate funds are not available or are not available on acceptable terms, we might not be able to develop or enhance our services, take advantage of future opportunities or respond to competitive pressure.

                          RISKS RELATED TO THE INTERNET

WE DEPEND ON THE CONTINUED GROWTH IN USE AND EFFICIENT OPERATION OF THE INTERNET

     The Internet industry is new and rapidly evolving. Our business would be materially adversely affected if Internet usage does not continue to grow or grows more slowly than anticipated. Internet usage might be inhibited for a number of reasons, including:

o   inadequate network infrastructure;
o   security concerns;
o   inconsistent quality of service;
o   lack of availability of cost-effective, high-speed access to the Internet;
o   governmental regulations; or
o   uncertainty regarding intellectual property ownership.

Any of these could cause our users to perceive the Internet in general or our products and services in particular as expensive or unreliable and, therefore, cause them to use other media to obtain their sports information.

WE MIGHT NOT BE ABLE TO DELIVER VARIOUS PRODUCTS OR SERVICES IF THIRD PARTIES FAIL TO PROVIDE US WITH RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES

         Our users and customers will depend on Internet service providers, online service providers and other Web site operators for access to our products and services. We also will depend on third-party information providers to deliver information and data feeds to us on a timely basis. Many of these third parties have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Our users and customers could experience disruptions or interruptions in service due to the failure or delay in the transmission or our receipt of this information. We also depend on third parties to maintain and provide monitoring on our servers. Our operations are dependent on such third parties' ability to protect our servers against damage from fire, power loss, flooding, telecommunications failures, vandalism and other malicious acts, and similar unexpected adverse events. If the hosting facilities we use for our servers are disabled or malfunction, access to our products and services would be limited or eliminated.

INFORMATION DISPLAYED ON OUR WEB SITE MAY SUBJECT US TO LITIGATION AND THE RELATED COSTS

         We may be subject to claims for defamation, libel, copyright or trademark infringement or based on other theories relating to information published on our Web sites. We could also be subject to claims based upon the content that is accessible from our Web sites through links to other Web sites. Defending against any such claims could be costly and divert the attention of management from the operation of our business.

GOVERNMENT REGULATION OF THE INTERNET AND ONLINE COMMERCE IS STILL DEVELOPING AND COULD INCREASE OUR OPERATING COSTS OR OTHERWISE ADVERSELY AFFECT OUR BUSINESS

         There are existing laws and regulations that specifically regulate communications or commerce on the Internet. Further, laws and regulations that address issues such as user privacy, pricing, content, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. New laws or regulations relating to the Internet, or new applications or interpretations of existing laws, could adversely affect our business by increasing our operating costs or otherwise.

WE MAY LOSE CUSTOMERS AND REVENUE OPPORTUNITIES IF WE ARE NOT ABLE TO ACQUIRE OR MAINTAIN AN EFFECTIVE WEB ADDRESS

         We currently hold the domain names "SimPlayer.com" and "eSportsPlus.com," as well as other related names. We may not be able to prevent third parties from acquiring Web addresses that are similar to ours. If that should occur, we could lose customers and revenue opportunities to those third parties. Domain names generally are regulated by Internet regulatory bodies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may not acquire or maintain the "SimPlayer.com" and "eSportsPlus.com" domain names in all of the countries in which we may conduct business in the future. Furthermore, the relationship between regulations governing such addresses and laws protecting trademarks is not clear.

CONCERNS REGARDING SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL INFORMATION OVER THE INTERNET MIGHT IMPEDE OUR ABILITY TO GENERATE REVENUES

         Our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches could result in access to confidential information and could damage our reputation and expose us to a risk of loss or liability. We might be required to make significant investments and efforts to protect against or remedy security breaches. If we do not adequately address these concerns, our business, operating results and financial condition would be materially adversely affected.

                    RISKS RELATED TO THE MARKET FOR OUR STOCK

BECAUSE OUR STOCK PRICE IS VOLATILE, SHARES COULD LOSE THEIR VALUE RAPIDLY

         The price of our Ordinary Shares fluctuates widely. The price of our Ordinary Shares has ranged between $0.188 and $14.00 in the fifty-two week period ended April 10, 2000. The stock market has experienced extreme price and volume fluctuations from time to time, particularly for small capitalization companies in response to a number of events and factors, such as the announcement of strategic transactions, quarterly variations in results of operations, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours, and news relating to trends in our markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our Common Stock, regardless of our operating performance.

SEASONAL TRENDS MIGHT AFFECT OUR QUARTERLY RESULTS AND COULD CAUSE VOLATILITY IN OUR STOCK PRICE

         We anticipate that we may experience seasonal trends in our revenues. Interest in the sporting events that we intend to cover tends to fluctuate throughout the year, with heightened interest coming in connection with major sporting events. As a result, we anticipate that revenues may be higher in some quarters. Seasonality might negatively affect our operating results and might cause volatility in our stock price.

OUR STOCK PRICE COULD BE DEPRESSED BY THE SALE OF A LARGE NUMBER OF SHARES WHICH COULD BE PURCHASED UNDER EMPLOYEE STOCK OPTIONS AT PRICES RANGING FROM $0.18 TO $2.88 PER SHARE

         As of April 10, 2000, outstanding employee stock options include options for the purchase of approximately 1.36 million Ordinary Shares at a exercise price ranging from $0.18 to $2.83 per share. Of these, options to purchase approximately 430,000 shares are currently available for exercise, and options to purchase approximately 520,000 additional shares may become exercisable in the next six months. The exercise of any of these options and sale of the shares into the public market may depress our stock price.

                    RISKS RELATED TO DOING BUSINESS IN ISRAEL

STATE OF CONFLICT INVOLVING ISRAEL

         We are incorporated under Israeli law and maintain research and development facilities in the State of Israel. Political, economic and military conditions in Israel directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between

Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. We could be affected by major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners or a significant downturn in the economic or financial condition of Israel. In particular, we could lose a significant portion of our Israeli research and development team if they are called to military service, under Israel's mandatory reserve duties.

IT MAY BE DIFFICULT TO SERVE AND ENFORCE LEGAL PROCESS AGAINST US AND OUR DIRECTORS AND OFFICERS

         We are incorporated in Israel. Over half of our directors are nonresidents of the United States, and the assets of these persons as well as a substantial portion of our assets are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any of those persons.

THE IRS COULD TREAT US AS A PASSIVE FOREIGN INVESTMENT COMPANY

         If, for any taxable year, our passive income or our assets which produce passive income exceed levels provided by law, we may be characterized as a passive foreign investment company (or "PFIC") for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to our shareholders. U.S. shareholders and investors should consult with their own U.S. tax advisors with respect to the U.S. tax consequences of investing in our Ordinary Shares.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated by reference in it contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to, among other things, our future revenues, operating income, net income per Ordinary Share, products and services, markets, and plans and objectives of management. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "believe," "expect," "intend," "project" or similar expressions. All forward-looking statements in this prospectus are based on information available to us on the date of this prospectus. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our future business including, among other things, those set forth under "Risk Factors". We cannot promise that our expectations in any forward-looking statements will turn out to be correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         SimPlayer will receive no part of the proceeds from the sale of any of the shares by any one of the selling securityholders although we may receive $6.00, $8.00 or $10.00 per share upon exercise of the warrants issued in February 2000 for purchase of 55,000, 35,000 and 30,000 Ordinary Shares respectively.

                             SELLING SECURITYHOLDERS

         The following table sets forth certain information as of April 10, 2000 relating to Ordinary Shares of SimPlayer held by each selling securityholder. The shares may be offered from time to time by any of the selling securityholders or by those individuals and entities to whom they may transfer or distribute the shares. See "Plan of Distribution."

         In calculating the number of shares beneficially owned by each selling securityholder after the offering, we have assumed that the selling securityholders will sell all of Ordinary Shares of SimPlayer registered under the registration statement of which this prospectus is a part. The selling securityholders may sell all or any part of their shares registered under this prospectus.

         The number and percentage of shares beneficially owned is based on 9,026,772 Ordinary Shares outstanding at March 31, 2000, determined in accordance with Rule 13d-3 of the Exchange Act, and this information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 10, 2000 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes to the table, each selling securityholder has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

                                                                                               SHARES BENEFICIALLY
    NAME OF                               SHARES BENEFICIALLY OWNED                                   OWNED
 SELLING SECURITYHOLDER                       PRIOR TO OFFERING             SHARES OFFERED      AFTER THE OFFERING
 ----------------------                       -----------------                BY THIS          ------------------
                                             NUMBER           PERCENTAGE      PROSPECTUS       NUMBER     PERCENTAGE
                                             ------           ----------      ----------       ------     ----------
 Amban LTD.                                    20,000             *               20,000         0             *
 CAPVentures LTD                              168,000             1.9%           168,000         0             *
 Effi Atad                                     54,600             *               54,600         0             *
 Elieser Kaplan                                39,800             *               39,800         0             *
 EVISIONLLC.COM, LLC(1)                     2,387,919            26.5%         2,387,919         0             *
 F.C.C.(2)                                    559,160             6.1%           359,500      199,660         2.2%
 Galili Amir                                   18,800             *               18,800         0             *
 Gertler Asher                                 25,200             *               25,200         0             *
 Gertler Ilan                                  25,200             *               25,200         0             *
 Givol and Associates L.P.(3)                 880,000             9.7%           880,000         0             *
 Gilad Altshuler                              168,000             1.1%           168,000         0             *
 Integral International Inc                    50,000             *               50,000         0             *
 Israel Brokerage and Investments              20,000             *               20,000         0             *
    I.B.I. LTD
 Amiram Katz                                   18,800             *               18,800         0             *
 Koor Tadiran Provident LTD.                   20,000             *               20,000         0             *
 Makdoor Investments                          238,800             2.6%           238,800         0             *

                                                                                               SHARES BENEFICIALLY
    NAME OF                               SHARES BENEFICIALLY OWNED                                   OWNED
 SELLING SECURITYHOLDER                       PRIOR TO OFFERING             SHARES OFFERED      AFTER THE OFFERING
 ----------------------                       -----------------                BY THIS          ------------------
                                             NUMBER           PERCENTAGE      PROSPECTUS       NUMBER     PERCENTAGE
                                             ------           ----------      ----------       ------     ----------

 Renanim Trading Ltd. (4)                      20,000             *               20,000         0             *
 Sim-data holdings (2000) LTD                 100,800             1.1%           100,800         0             *
 Skandia Capital A/S                           30,000             *               30,000         0             *
 Tagmulim Bamoshavim LTD.                      20,000             *               20,000         0             *

-------------------

* Represents beneficial ownership of less than one percent of outstanding Ordinary Shares.

(1) EVISION.COM, LLC ("E-Vision")has as its members the following entities, each of which owns an equal interest in E-Vision: NILETT LLC, MARIN.COM LLC, SABLINE LLC, SHG.COM LLC, GOG LLC and ECO LLC. Yoel Givol, SimPlayer's Chief Executive Officer and a director, is the managing member of SHG.COM LLC, and members of Mr. Givol's family are members of GOG LLC and ECO LLC. Mr. Givol disclaims beneficial ownership of any interest not beneficially held by him. Pat McDonagh, a director of SimPlayer, is a member of NILETT LLC, and a trust for the benefit of members of Mr. McDonagh's family is a member of SABLINE LLC. Mr. McDonagh disclaims beneficial ownership of any interest not directly held by him.

(2) Includes warrants to purchase 55,000 Ordinary Shares at a purchase price of $6.00 per share, 35,000 Ordinary Shares at a purchase price of $8.00 per share and 30,000 Ordinary Shares at a purchase price of $10.00 per share which are exercisable before February 21, 2001, but does not include 20,000 Ordinary Shares held by Renanim Trading Ltd. or 59,250 Ordinary Shares owned by Yacov Reizman, controlling shareholder of Azimuth Ltd. F.C.C. and Renanim Trading Ltd. are both wholly-owned subsidiaries of Azimuth Ltd.

(3) Does not include 289,173 Ordinary Shares owned by Yoel Givol and 9,429 Ordinary Shares owned by Sharona Givol. Givol and Associates L.P. is a limited partnership with Yoel Givol, the President and Chief Executive Officer of SimPlayer, his wife, Sharona Givol, and son, Yotam Givol, of which Mr. Givol is the general partner.

(4) Does not include 359,500 Ordinary Shares beneficially owned by F.C.C. or 59,250 Ordinary Shares owned by Yacov Reizman, controlling shareholder of
     Azimuth Ltd.   F.C.C. and Renanim are both wholly-owned subsidiaries of
     Azimuth Ltd.

         Except as noted below, to the best of our knowledge, none of the selling securityholders had any material relationship with SimPlayer or any of its affiliates within the three-year period ending on the date of this prospectus.

         Renanim Trading Ltd. acted as the sole placement agent in SimPlayer's private placement of 1,202,500 Ordinary Shares which was completed on February 22, 2000.

         EVISION.COM, LLC has as its members the following entities, each of which owns an equal interest in E-Vision: NILETT LLC, MARIN.COM LLC, SABLINE LLC, SHG.COM LLC, GOG LLC and ECO LLC. Yoel Givol, SimPlayer's Chief Executive Officer and a director, is the managing member of SHG.COM LLC, and members of Mr. Givol's family are members of GOG LLC and ECO LLC. Pat McDonagh, a director of SimPlayer, is a member of NILETT LLC, and a trust for the benefit of members of Mr. McDonagh's family is a member of SABLINE LLC. Barry O'Callaghan, the Managing Director of E-Vision, is also a director of SimPlayer.

         The Chairman and CEO of CAP Ventures Ltd., Michael Anghel, is also a director of SimPlayer.

         Jonathan Ilany, a director of SimPlayer, owns approximately 6% of Azimuth Ltd. F.C.C. and Renanim Trading Ltd. are both wholly-owned subsidiaries of Azimuth Ltd.

                              PLAN OF DISTRIBUTION

         The Ordinary Shares offered under this prospectus may be sold from time to time by or for the account of any of the selling securityholders or by those individuals and entities to whom they pledge, donate, distribute or transfer their shares or other successors in interest. The selling securityholders may also loan or pledge the shares registered under this prospectus to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares using this prospectus. The selling securityholders will act independently of SimPlayer in making decisions with respect to the timing, manner and size of each sale.

         The distribution of the Ordinary Shares offered under this prospectus by the selling securityholders is not subject to any underwriting agreement. The selling securityholders may sell such shares offered under this prospectus on the Nasdaq SmallCap Market or in private sales at negotiated prices, directly to a purchaser or through a broker. The shares offered under this prospectus may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices.

         The selling securityholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the Ordinary Shares offered under this prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states these shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         If and when any of the shares covered by this prospectus qualifies for sale under Rule 144 under the Securities Act, they may be sold under Rule 144 rather than under this prospectus.

         Since the selling securityholders are not restricted as to the price or prices at which they may sell the Ordinary Shares offered under this prospectus, sales of such shares at less than the market prices may depress the market price of SimPlayer's Ordinary Shares on the Nasdaq SmallCap Market.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares offered under this prospectus may not simultaneously engage in market making activities with respect to the shares for a period of time prior to the commencement of such distribution. In addition, each selling securityholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act, including, but not limited to, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling securityholders.

         We are paying the expenses of registering these shares for offer and sale by the selling securityholders, other than selling commissions and the fees and expenses of their counsel or other advisors. We have also agreed to indemnify certain of the selling securityholders against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

         We are permitted to suspend the use of this prospectus shares under certain circumstances relating to pending corporate developments and public filings with the Securities and Exchange Commission, and similar events.

                                  LEGAL MATTERS

         The validity of the Ordinary Shares offered under this prospectus and certain legal matters under Israeli law will be passed upon by Kleinhendler & Halevy, Israeli counsel for SimPlayer.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F of SimPlayer Ltd. for the year ended December 31, 1999 have been so incorporated in reliance upon the reports of Kost, Forer and Gabbay, a member of Ernst and Young International independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Kost, Forer and Gabbay's report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual and special reports and other information with the SEC. You can inspect and copy the registration statement as well as reports and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC upon payment of certain fees. You may call the SEC at 1-800-732-0330 for further information about the public reference room. Our Ordinary Shares are quoted on the Nasdaq SmallCap Market. Reports, proxy and information statements and other information concerning SimPlayer Ltd. may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents filed by SimPlayer with the Commission File No. 0-27946, are incorporated by reference to this prospectus, except as superceded or modified by this prospectus or later filings:

o   our Annual Report on Form 20-F for the fiscal year ended December 31, 1999;

o   our Report on Form 6-K dated February 10, 2000;

o   our Report on Form 6-K dated February 17, 2000;

o   our Report on Form 6-K dated February 23, 2000;

o   our Report on Form 6-K dated April 24, 2000; and

o   our Report on Form 6-K dated April 24, 2000.

         The description of SimPlayer's Ordinary Shares, par value NIS 0.01 per share, contained in SimPlayer's registration statement on Form F-1 dated March 19, 1996, including any amendment or report filed for the purpose of updating the description of SimPlayer's Ordinary Shares.

         We are also incorporating by reference all documents that we file with the Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering. You may request a copy of these filings, at no cost, by writing or telephoning us at SimPlayer.com Ltd., 2 Mohaliver Street, Yehood, Israel 56207, Attention:
President, telephone: 972-6-693-8880 or (781) 481-9120. A copy of each report submitted in accordance with applicable United States law is available for public review at the SimPlayer's principal executive offices.

         We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the shares offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and exhibits thereto, certain portions of which have been omitted from this prospectus as permitted by the rules and regulations of the SEC. You may obtain copies of the registration statement and any amendments (including the omitted portions), including exhibits thereto, from the SEC upon payment of prescribed rates. For further information with respect to ordinary shares, we refer you to the registration statement and the exhibits thereto. Statements contained in this prospectus or the registration statement relating to the contents of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of those documents and are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of those contracts and documents as filed with the SEC.

================================================================================

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITYHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, ORDINARY SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE ORDINARY SHARES.


                                -----------------


                                TABLE OF CONTENTS

                                              Page

SimPlayer.com Ltd...........................    1
Risk Factors................................    2
Special Note Regarding Forward
     Looking Statements.....................    9
Use of Proceeds ............................   10
Selling Securityholders.....................   10
Plan of Distribution........................   12
Legal Matters...............................   13
Experts.....................................   13
Where You Can Find More Information.........   13
Documents Incorporated
     by Reference...........................   14
================================================================================

================================================================================

                               SIMPLAYER.COM LTD.

                                 ORDINARY SHARES

                                    4,665,419





                           ---------------------------

                               P R O S P E C T U S

                           ---------------------------


                                 APRIL __, 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses and costs expected to be incurred in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee.


SEC filing fee.............................................  $      4,619
Nasdaq additional listing fees.............................  $     17,500
Legal fees and expenses....................................  $     65,000
Accounting fees and expenses...............................  $      3,000
Miscellaneous expenses.....................................  $      3,881
                                                             ------------
    Total..................................................  $     94,000
                                                             ============

         All expenses will be borne by SimPlayer.

15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Articles of Association of the Registrant include a provision to the effect that, subject to the provisions of the Israeli Companies Ordinance (New Version) 1983, as amended (the "Companies Ordinance"), the Registrant may (i) procure insurance for or indemnify any Office Holder to the fullest extent permitted and not prohibited by Sections 96(41) and 96(42) of the Companies Ordinance, or any successor provisions; provided that the procurement of any such insurance or provision of any such indemnification, as the case may be, is approved by the Audit Committee of the Registrant and otherwise as required by law; or (ii) procure insurance for or indemnify any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Registrant who is not an Office Holder. An "Office Holder" is defined in the Companies Ordinance as a director, managing director, chief business manager, executive vice president, vice president, other manager directly subordinate to the managing director and any other person assuming the responsibilities of any of the foregoing positions without regard to such person's title. The Registrant has purchased directors' and officers' liability insurance covering the officers and directors of the Registrant and its subsidiaries for certain claims.

16.      EXHIBITS

     The following exhibits are filed or incorporated by reference, as stated below:

      EXHIBIT NO.                                                   EXHIBIT
      -----------                                                   -------

             4.1          Specimen Certificate for Ordinary Shares (filed as
                          Exhibit 4.1 to SimPlayer's Registration Statement on Form S-8 and incorporated herein by reference)
             5.1          Opinion of Kleinhendler & Halevy dated April 18, 2000
            23.1          Consent of Kost, Forer and Gabby, Independent Auditors
            24.1          Power of Attorney (incorporated in signature page)

17.      UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by SimPlayer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, PROVIDED, that the registrant include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this undertaking and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of the financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the commission by the registered pursuant to
Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Stoneham, Massachusetts on April 18, 2000.

                                       SIMPLAYER.COM LTD.


                                       By: /s/ Yoel Givol
                                           -------------------------------------
                                           Yoel Givol
                                           President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         The undersigned officers and directors of SimPlayer.com Ltd. hereby constitute and appoint Yoel Givol and Elaine LeBlanc, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable SimPlayer.com Ltd. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                           Title(s)                                Date
---------                                           --------                                ----

/s/ Yoel Givol                          President, Chief Executive Officer and          April 18, 2000
-------------------------               Director (principal executive officer)
Yoel Givol

/s/ Paula S. Butler                     Chief Financial Officer and Vice                April 18, 2000
-------------------------               President of Finance (principal financial
Paula S. Butler                         and accounting officer)

/s/ Michael Anghel
-------------------------               Director                                        April 18, 2000
Michael Anghel

/s/ Jonathan Ilany
-------------------------               Director                                        April 14, 2000
Jonathan Ilany

/s/ Elaine LeBlanc
-------------------------               Director                                        April 18, 2000
Elaine LeBlanc

/s/ Pat McDonagh
-------------------------               Director                                        April 18, 2000
Pat McDonagh

/s/ Barry O'Callaghan
-------------------------               Director                                        April 18, 2000
Barry O'Callaghan

                                  EXHIBIT LIST



   EXHIBIT NO.          EXHIBIT
   -----------          -------

       4.1              Specimen Certificate for Ordinary Shares (filed as
                        Exhibit 4.1 to SimPlayer's Registration Statement on Form S-8 and incorporated herein by reference)
       5.1              Opinion of Kleinhendler & Halevy dated April 18, 2000
      23.1              Consent of Kost, Forer and Gabby, Independent Auditors
      24.1              Power of Attorney (incorporated in signature page)